                                                                     EXHIBIT 8.1

                                                               September 3, 1999

Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, New York  10281

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                             Internet HOLDRs_ Trust
                       Registration Statement on Form S-1
                          Registration No.  333-78575
                           --------------------------


Ladies and Gentlemen:

          We are acting as special tax counsel to Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation (the "Initial Depositor"), and as special counsel to the Internet HOLDRs_ Trust (the "Trust") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-1, as amended from time to time and filed by the Initial Depositor (the "Registration Statement"), of which the prospectus forms a part (the "Prospectus"), for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,000,000,000 Internet HOLDRs_ (the "HOLDRs_") to be issued by the Trust.

          In this capacity, we have examined (a) a signed copy of the Registration Statement and (b) a copy of the depositary trust agreement, to be signed on September 1, 1999 between The Bank of New York, as trustee (the "Trustee"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor (the "Depositary Trust Agreement"). We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such other corporate records of the Initial Depositor, such other certificates and advice of public officials and of officers of the Initial Depositor, including resolutions of the Board of Directors of the Initial Depositor, and such other agreements, instruments and documents as we have deemed necessary as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to such opinions, we have relied upon such certificates and advice. The opinions set forth below are also based upon the assumptions that: (i) the Registration Statement, as finally amended (including any post-effective amendments), has become effective under the Securities Act; (ii) the amount, price, and other principal terms of the HOLDRs_ have been approved by the Board of Directors of the Initial Depositor or an authorized designee thereof; (iii) the Depositary Trust Agreement will be duly authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement; and
(iv) the HOLDRs_ will be duly authenticated by the Trustee in accordance with the Depositary Trust Agreement and sold and delivered by the Initial Depositor against payment therefor.

          We are of the opinion that the discussion set forth under the caption "Federal Income Tax" accurately describes the material United States federal income tax consequences relating to the HOLDRs. The foregoing opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretations.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal matters" in the Prospectus.


                                    Very truly yours,

                                    /s/  Shearman & Sterling